EXHIBIT 5.1
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                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000




                                               May 5, 2003



SpectraSite, Inc.
100 Regency Forest Drive, Suite 160
Cary, North Carolina 27511


Dear Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-8 (the "Registration Statement") of SpectraSite, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by the Company to furnish our opinion as to the legality of the 3,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), registered for issuance under the Registration Statement and reserved for issuance under the Company's 2003 Equity Incentive Plan (the "Plan").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement, (ii) the Third Amended and Restated Certificate of Incorporation of the Company (the "Charter"), (iii) the Second Amended By-laws of the Company, (iv) the Plan, (v) the form stock option agreements provided to us by the Company relating to the Shares (the "Stock Option Agreements") and (vi) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.


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SpectraSite, Inc.
May 5, 2003
Page 2 of 2

                  In our examination of the Documents, we have assumed, without independent investigation: (a) the genuineness of all signatures, (b) the enforceability of the Documents against each party to them, (c) the legal capacity of all individuals who have executed any of the Documents, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, (f) the authenticity of all these latter documents (including, without limitation, that there has been no oral or written modification or waiver to any of the documents reviewed) and (g) that the Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter. As to certain matters of fact (both expressed and implied), we have relied on representations, statements or certificates of officers of the Company.

                  Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Plan and the Stock Option Agreements, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws and the rules, regulations and orders under them, which are currently in effect.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus to be distributed to participating employees as required by Rule 428(b)(1) under the Act. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                        Very truly yours,


                              /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP